NationsBank Corporation
Charlotte, NC  28255
Tel 704 386-5000

Pricing Supplement No. 0186 Dated December 31, 1997   Rule 424(b)(2)
(To Prospectus dated July 12, 1996 and                File number: 333-7229
Prospectus Supplement dated November 8, 1996)

Senior Medium-Term Notes, Series F
Due Nine Months or More From Date of Issue


Principal Amount:                                    $ 253,000,000.00
Issue Price:                           100.00000%    $ 253,000,000.00
Commission or Discount:                  0.00000%    $           0.00
Proceeds to Company:                   100.00000%    $ 253,000,000.00

Agent:                            NationsBanc Montgomery Securities LLC,
                                  as Agent


Original Issue Date:              January 05, 1998

Stated Maturity Date:             January 05, 1999

Cusip #:                          63858R-EW-7
Form:                             Book entry only


Interest Rate:                    Floating

Base rate:                        LIBOR Telerate Page 3750

Index maturity:                   90 days

Spread:                           -5.0 bps

Initial Interest Rate:            5.7625%


Interest Reset Period:            Quarterly, commencing on April 5,
                                  1998

Interest Reset Dates:             April 5, July 5 and October 5, 1998


Interest Determination Date:      Two London Banking Days preceding the
                                  Reset Date

Interest Payment Dates:           April 5, July 5, October 5, 1998 and
                                  January 5, 1999, commencing on
                                  April 5, 1998

May the Notes be redeemed by the company prior to maturity?       No

May the notes be repaid prior to maturity at the option
of the holder?                                                    No

Discount Note?                                                    No